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U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2003

HARRAH'S ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10410 (Commission File Number)	62-1411755 (IRS Employer Identification No.)
One Harrah's Court, Las Vegas, Nevada 89119 (Address of Principal Executive Offices) (Zip Code)
(702) 407-6000 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        On November 4, 2003, the Registrant issued a press release announcing that its Board of Directors had declared a cash dividend of $.30 per share for every issued and outstanding share of common stock, to be paid on November 26, 2003 to stockholders of record as of the close of business on November 12, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits

99.1	Text of press release, dated November 4, 2003, of the Registrant

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH'S ENTERTAINMENT, INC.
Date: November 4, 2003	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Vice President, Associate General Counsel, and Corporate Secretary

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  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE